CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the incorporation, by reference in this Form SB-2 Amendment #3 Registration Statement of our report dated June 11, 2004, included in Edgetech Services, Inc. Form 10-KSB for the year ended April 30, 2004, and to all references to our Firm included in this Form SB-2 Amendment #3 Registration Statement.

DOHAN AND COMPANY, CPA’s, P.A.

Certified Public Accountants

May 24, 2005